SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) : December 5, 2002

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation	1-8661 (Commission File Number	13-2595722 (IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey (Address of Principal Executive Offices)	07061-1615 (Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1: Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and Joel J. Cohen dated December 5, 2002
EX-10.2: Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and David H. Hoag dated December 5, 2002
EX-10.3: Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and Lawrence M. Small dated December 5, 2002

Item 5. Other Events.

     On December 5, 2002, the Board of Directors of The Chubb Corporation (Corporation) awarded special stock options to three independent directors in recognition of extraordinary contributions in connection with the Corporation’s Chief Executive Officer transition process. Because the option awards were granted outside of the Corporation’s Non-Employee Directors Stock Option Plan (Director Plan), the Board of Directors also agreed to reduce the aggregate number of shares available for issuance upon exercise of options awarded under the Director Plan by 43,615, the aggregate number of shares issuable upon exercise of the three special options. As a result, after giving effect to the three special option awards, as of December 5, 2002, the number of shares remaining available for future issuance under the Director Plan is 296,385.

     The Registrant is filing a copy of each of the option agreements entered into between the Corporation and the three directors as Exhibits 10.1, 10.2 and 10.3 hereto, which are incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and Joel J. Cohen dated December 5, 2002.
(10.2)	Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and David H. Hoag dated December 5, 2002.
(10.3)	Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and Lawrence M. Small dated December 5, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

By:	/s/ Joanne L. Bober
	Name:	Joanne L. Bober
	Title:	Senior Vice President and General Counsel

December 9, 2002

EXHIBIT INDEX

Exhibit
Number

(10.1)	Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and Joel J. Cohen dated December 5, 2002.
(10.2)	Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and David H. Hoag dated December 5, 2002.
(10.3)	Non-Employee Director Special Stock Option Agreement between The Chubb Corporation and Lawrence M. Small dated December 5, 2002.